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                                                                     EXHIBIT 3.2



                                  BY-LAW NO. 1

                 A by-law relating generally to the conduct of

                        SOCIETE HYDROGENIQUE INCORPOREE/
                      HYDROGENICS CORPORATION INCORPORATED

BE IT ENACTED as a by-law of SOCIETE HYDROGENIQUE INCORPOREE/HYDROGENICS CORPORATION INCORPORATED (hereinafter called the "Corporation" that:


                               REGISTERED OFFICE

1.01 The registered office of the Corporation shall be in the Municipality of Metropolitan Toronto in the Province of Ontario and shall be located therein at such address as the board of directors may from time to time determine.


                                   DIRECTORS

POWERS
2.01 The board of directors shall manage the business and affairs of the Corporation.

NUMBER
2.02 The board of director shall consist of a minimum of three and a maximum of nine directors.

QUORUM
2.03 A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors if a majority of directors present are resident Canadians or if a resident Canadian director who is unable to be present at the meeting approves the business transacted thereat and such director together with those resident Canadian directors present at the meeting would have constituted a majority of those present.

QUALIFICATIONS
2.04 Each director shall be at least eighteen years of age and shall not be a person who has the status of bankrupt or who has been found of unsound mind by a court in Canada or elsewhere.

ELECTION AND TERM
2.05 The directors shall be elected at the annual meeting of the shareholders of the Corporation and shall hold office until the next annual meeting of the shareholders whereupon each director then in office shall retire, but shall be eligible for reelection.
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2.06             If an election of directors is not held at the annual meeting of the shareholders, the directors then in office shall continue in office until their successors are elected.

VACANCIES
2.07 So long as there is a quorum of directors in office, any vacancy occurring in the board of directors (except a vacancy resulting from an increase in the number, or minimum number, of directors or from a failure to elect the minimum number of directors required by the Articles) may be filled for the remainder of the term by resolution of the directors then in office.

VACATION OF OFFICE
2.08 A director may resign his office by notice in writing delivered or sent to the Secretary of the Corporation and such resignation shall become effective at the time it is sent or delivered to the Corporation, or at the time specified in the resignation, whichever is later.

2.09 A director shall forthwith cease to hold office as a director if found by a court in Canada or elsewhere to be of unsound mind or when he acquires the status of bankrupt.

REMOVAL
2.10 The shareholders may by resolution passed by a majority of the votes cast at a special meeting of the shareholders of which notice specifying the intention to pass such a resolution has been given, remove any director from office before the expiration of his term of office and may elect any person in his stead for the remainder of his term.

MEETINGS OF DIRECTORS
2.11 Meetings of the board of directors may be held at the registered office of the Corporation or at any place within or outside of Canada.

2.12 The President or a Vice-President who is a director or any two directors may at any time, and the Secretary at the direction of the President or such a Vice-President or any two directors shall, convene a meeting of the board of directors.

2.13 Notice of meetings of directors shall be sent or delivered to each director not less than 48 hours prior to the meeting.

2.14 A director may, if all the directors of the Corporation consent, participate in a meeting of the board of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

2.15 Meetings of the board of directors may be held at any time without notice if all of the directors have waived notice of the meeting in any manner.
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                                                                          PAGE 3

2.16 No notice to the newly-elected directors shall be necessary for the first meeting of the board of directors to be held immediately following their election at a meeting of the shareholders.

2.17 Notice of an adjourned meeting of the board of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

2.18 The board of directors may appoint a day or days in any month or months for regular meetings of the board and shall designate the place and time at which meetings are to be held.

2.19 A copy of any resolution of the board of directors fixing the place and time of regular meetings of the board shall be sent or delivered to each director forthwith after being passed, and no other notice shall be required for any such regular meeting.

2.20 Notice of any meeting or any irregularity in any meeting or the notice thereof may be waived, in any manner, by any directors either before or after the meeting.

RESOLUTION IN WRITING
2.21 A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board of directors or a committee of the board of directors is as valid as if it had been passed at a meeting of the board or such committee.

VOTING
2.22 Questions arising at any meeting of the board of directors shall be decided by a majority of votes and in the case of any equality of votes the President shall have a second, or casting vote

REMUNERATION
2.23 The directors shall be paid such remuneration as the board of directors may from time to time by resolution determine.

2.24 The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in going to, attending and returning from meetings of the board of directors, committees of the board and shareholders and any other expenses properly incurred by them in connection with the affairs of the Corporation or to receive such fixed allowance in respect thereof as the board from time to time by resolution may determine.

                                    OFFICERS

3.01 The officers of the Corporation shall be a President and a Secretary and, if deem advisable, one or more Vice-Presidents, a General Manager, a Treasurer, an Assistant Secretary and an Assistant Treasurer and any such officers as the board of directors may from time to time by resolution determine.
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3.02   Two or more offices of the Corporation, including the offices of
President and Secretary, may be held by the same person and if the same person holds the offices of both Secretary and Treasurer, he may but need not be known as the "Secretary-Treasurer".

3.03 From time to time the board of directors shall, by resolution, appoint a President and a Secretary and may appoint one or more Vice Presidents, a General Manager, a Treasurer and any such officers as the board may determine including one or more assistants to any of the officers so appointed and the officers so appointed may but need not be members of the board of directors.


REMUNERATION AND REMOVAL
3.04 The board of directors may fix the remuneration to be paid to officers, agents, servants and employees of the Corporation and any officer, agent, servant or employee of the Corporation may receive such remuneration as may be determined notwithstanding the fact that he is a director or shareholder of the corporation.

3.05 Any officer shall be subject to removal by resolution of the board of directors at any time but such removal shall not affect any entitlement of such officer to remuneration under any contract of employment with the Corporation.

PRESIDENT
3.06 The President shall be the chief executive officer of the Corporation and shall be charged with the general supervision of the business and affairs of the corporation.

3.07 Except when the board of directors has appointed a General Manager, the President shall also have the powers and be charged with the duties of that office.

VICE-PRESIDENT
3.08 A Vice-President shall perform such duties and exercise such powers as the President may from time to time delegate to him.

3.09 During the absence or disability of the President his duties may be performed and his powers may be exercised by the Vice-President or, if there are more than one, by the Vice-Presidents in order of seniority (as determined by the board of directors).

3.10 If a Vice-President exercises any such duty or power, the absence or disability of the President shall be presumed with reference thereto.

SECRETARY
3.11   The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; he shall attend all meetings of the board of directors and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall be the custodian of all records, books, documents and other instruments belonging to the Corporation, save
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                                                                          PAGE 5

only the records, books, documents and other instruments entrusted by the by-laws of the Corporation or by resolution of the board to the custody of the Treasurer or other officer or agent of the Corporation.

TREASURER
3.12 The Treasurer shall keep proper books of account and accounting records with respect to all financial and other transactions of the Corporation and, under the direction of the board of directors, shall control the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation and he shall render to the board of directors at meetings thereof, or whenever required of him, an account of all his transactions as Treasurer and of the financial position of the Corporation.

ASSISTANT SECRETARY AND ASSISTANT TREASURER
3.13 The Assistant Secretary (if any) and the Assistant Treasurer (if any) or, if more than one, the Assistant Secretaries and the Assistant Treasurers, shall have such powers and duties as may from time to time be assigned to them by the Secretary and the Treasurer, respectively, and shall perform all the duties of the Secretary and Treasurer in the absence or disability of the Secretary or the Treasurer as the case may be.

GENERAL MANAGER
3.14 The General Manager (if any) shall have full authority, subject to the authority of the board of directors and the supervision of the President, to manage and direct the business and affairs of the Corporation and to appoint and remove all officers, employees and agents of the Corporation not appointed directly by the board of directors, and to settle the terms of their employment and remuneration.

OTHER OFFICERS
3.15 The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board of directors requires of them and any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board of directors otherwise directs.

VARIATION AND DELEGATION OF DUTIES
3.16 The board of directors may, from time to time, add to or limit the powers and duties of any officer of the Corporation and in the case of the absence or inability to act of any officer or for any other reason that the board of directors may deem sufficient, the board may delegate all or any of the powers and duties of such officer to any other officer or to any director.

AGENTS AND ATTORNEYS
3.17 The board of directors shall have power from time to time to appoint agents and attorneys for the Corporation in or out of Canada with such powers of management or otherwise (including the power to subdelegate) as may be thought fit.
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                                                                          PAGE 6

                             DIRECTORS AND OFFICERS

STANDARDS OF CARE
4.01 Every director and officer of the Corporation, in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.02 Every director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation or is a director or officer or has a material interest in any person who is a party to a material contract or a proposed material contract with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of a meeting of the board of directors the nature and extent of his interest and shall refrain from voting in respect of the material contract or proposed material contract.

4.03 No director or officer shall be disqualified by his office from contracting with the Corporation nor shall any material contract between the Corporation and one or more of its directors or officers, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he has a material interest, be void or voidable by reason only of that relationship or by reason only that a director with an interest in the contract is present at or is counted to determine the presence of a quorum at a meeting of the board of directors or committee of the board that authorized the contract, if the director or officers has disclosed his interest and the contract was approved by the board of director or by the shareholders and it was reasonable and fair to the Corporation at the time it was approved.

INDEMNITY OF DIRECTORS, OFFICERS, EMPLOYEES, ETC.
4.04 Except in respect of an action by or on behalf of the Corporation or on behalf of the Corporation to procure a judgment in its favour, the Corporation may indemnify out of the funds of the Corporation a director or officer of the Corporation, a former director or officer of the Corporation or any person who acts or acted at the Corporation's request as a director of officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation, if:

       (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

       (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had lawful grounds for believing that his conduct was lawful.

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4.05   The Corporation may, with the approval of a court, indemnify a person referred to in the preceding paragraph in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in clauses (a) and (b) of the preceding paragraph.

                            MEETINGS OF SHAREHOLDERS

5.01 The annual meeting of the shareholders shall be held at the registered office of the Corporation, or at any other place in Canada or outside Canada if all the shareholders entitled to vote at such annual meeting so agree, on such day in each year and at such time as the board of directors may from time to time determine, for the purpose of receiving the reports and statements required to be placed before the shareholders at an annual meeting, electing directors, appointing an auditor or auditors, and for the transaction of such other business as may properly be brought before the meeting.

OTHER MEETINGS
5.02 The board of directors shall have the power at any time to call special meetings of the shareholders to be held at such time and such place within Canada, or outside Canada if all the shareholders entitled to vote at such meeting so agree, as may be determined by the board of directors.

NOTICE OF MEETING OF SHAREHOLDERS
5.03 The board of directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders but such record date shall not be more than 50 days nor less than 21 days before the date on which the meeting is to be held.

5.04 If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, shall be the day on which the meeting is held.

5.05 Notice of the time and place of a meeting of shareholders shall be sent not less than 21 days nor more than 50 days before the meeting to each shareholder entitled to vote at the meeting, to each director and to the auditor of the Corporation.

5.06 If a meeting of shareholders is adjourned for less than 30 days it is not necessary to give notice of the adjourned meeting, other than by announcement at the original meeting, however, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.
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5.07   Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution to be submitted to the meeting.

5.08 All business transacted at a special meeting of the shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

5.09 A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of such meeting.

PERSONS ENTITLED TO BE PRESENT
5.10 The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

QUORUM
5.11 Two persons present in person and each entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of shareholders.

RIGHT TO VOTE
5.12 The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder:

       (a) if a record date is fixed as hereinbefore provided, not later than ten days after that date; or

       (b) if no record date is fixed, at the close of business on the day immediately preceding the day on which the notice is given, or where no notice is given, on the day on which the meeting is held.

5.13 Where a record date is fixed as hereinbefore provided, a person named in the list prepared under (a) of the preceding paragraph, is entitled to vote the shares shown opposite his name at the meeting to which the list relates, except as provided in any applicable legislation or the Articles of the Corporation.

5.14 Where the Corporation does not fix a record date as hereinbefore provided, a person named in a list prepared under (b) of section 5.12 is entitled to vote the shares shown opposite his name at the meeting to which the list relates, except as otherwise provided in any applicable legislation or the Articles of the Corporation.


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JOINT SHAREHOLDERS
5.15 If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons who are present in person or by proxy vote, they shall vote as one on the shares jointly held by them.

VOTING
5.16 Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a person present and entitled to vote at the meeting or where required by the Chairman.

5.17 A ballot may be demanded either before or after any vote by show of hands.

5.18 Upon a show of hands every person who is present in person and entitled to vote shall have one vote.

5.19 Whenever a vote by show of hands shall has been taken upon a question, unless a ballot thereon be required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the proceedings of the meeting shall be prima facie evidence of the fact without proof of the number and proportion of votes recorded in favour of or against any resolution or other proceeding in respect of the said question.

5.20 A demand for a ballot may be withdrawn at any time prior to the taking of a poll on the ballot.

5.21 If a ballot is required by the chairman of the meeting or is demanded by any person present and entitled to vote at the meeting and the demand is not withdrawn, a poll upon the question shall be taken in such a manner as the chairman of the meeting shall direct and each person present and entitled to vote at the meeting shall, unless the Articles of the Corporation otherwise provide, be entitled to one vote for each share in respect of which he is entitled to vote at the meeting.

VOTES TO GOVERN
5.22 At all meetings of shareholders every question shall, unless otherwise required by any applicable legislation or by the Articles of the Corporation, be decided, either on a show of hands or by ballot, by the majority of the votes duly cast on the question.

CHAIRMAN
5.23 In the absence of the President and any Vice-President for fifteen minutes after the time appointed for holding the meeting, the persons present at the meeting and entitled to vote shall choose one of their number to be chairman.
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SCRUTINEER
5.24 At each meeting of shareholders, one or more scrutineers may be appointed by resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting and such scrutineers need not be shareholders of the Corporation.

ADJOURNMENT OF MEETINGS
5.25 The chairman of any meeting of shareholder may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and notice of such adjourned meeting, if required, shall be given as provided in section 5.06 and any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting.

PROXIES
5.26 Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder or one or more alternate proxy holders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

5.27 The proxy shall be executed by the shareholder or his attorney authorized in writing and shall be valid only at the meeting in respect of which it is given or any adjournment thereof.

5.28 The proxy shall be in such form as may be prescribed from time to time by the board of directors or in such other form as the chairman of the meeting may accept and as complies with all applicable laws and regulations.

5.29 The proxy shall be deposited with the Corporation or an agent thereof designated by the board of directors before any vote is cast under the authority thereof or at such earlier time, not exceeding 48 hours, excluding Saturdays and holidays, preceding the meeting or any adjournment thereof, as the board may specify in the notice calling the meeting.

RESOLUTION IN LIEU OF MEETING
5.30 A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders unless a written statement thereon has been submitted by a director or the auditor of the Corporation pursuant to provisions of the applicable legislation.

                                      SHARES
ISSUE
6.01 Shares of the Corporation shall be in registered form and may be issued at such times and to such persons and for such consideration as the board of directors may determine.


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SHARE CERTIFICATE
6.02 Every shareholder is entitled to a certificate stating the number and class of shares owned by him.

6.03 The Corporation shall issue one certificate in respect of shares held jointly by several persons and delivery of a certificate to one of several joint holders is sufficient delivery to all.

6.04 Subject to the provisions of applicable legislation, share certificates shall be in such form or forms as the board of directors shall from time to time by resolution approve and unless otherwise ordered by the board of directors, they shall be signed by the President and by the Secretary.

SECURITIES RECORDS
6.05 The Corporation shall maintain a securities register in which it records the shares and other securities issued by it in registered form, showing with respect to each class the names and latest known address of each person who is or has been a security holder, the number of securities held by each security holder, and the date and particulars of the issue and transfer of each security.

TRANSFER OF SHARES
6.06 Subject to any applicable legislation and the restrictions of transfer, if any, set forth in the Articles of the Corporation, where a share certificate is presented for transfer, the Corporation shall register or cause the transfer to be registered.

REPLACEMENT OF SHARE CERTIFICATES
6.07 Where the owner of a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue or cause to be issued a new certificate in place of the original certificate if the owner so requests.

                                   DIVIDENDS

7.01 Subject to any applicable legislation and the provisions, if any, of the Articles of the Corporation the board of directors may from time to time by resolution declare dividends and pay dividends.

7.02 A dividend payable in money shall be paid by cheque in the amount of such dividend, less any tax required to be deducted, drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and mailed by ordinary mail, postage prepaid, to such registered holder at his last address appearing on the central securities register of the Corporation.


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                                                                    PAGE 12



7.03 In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the central securities register of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing.

7.04 The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby (plus the amount of any tax deducted as aforesaid).

RECORD DATE
7.05 For the purpose of determining shareholders entitled to receive payment of a dividend, or to participate in a liquidation distribution, or for any other purpose except the right to receive notice of or to vote at a meeting, the board of directors may fix in advance a date as the record date for such determination of shareholders, but such record date shall not precede by more than 50 days the particular action to be taken.


                                     NOTICES

GENERAL
8.01 A notice or document required by any applicable legislation or the Articles or By-Laws of the Corporation to be sent to a shareholder or director of the Corporation at his latest address may be sent to his latest address shown on the records of the Corporation or may be delivered personally to such shareholder or director or to such address.

8.02 A notice or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid, and a notice or document so mailed shall be deemed to have been given when deposited in a post office or public letter box.

8.03 A notice or document sent in accordance with this Section shall be deemed to have been received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or documents at that time or at all.

8.04 If the Corporation sends a notice or document to a shareholder in accordance with this Section and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

COMPUTATION OF TIME
8.05 In computing the date when notice must be given under any applicable legislation or the Articles or By-Laws of the Corporation requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.
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OMISSIONS AND ERRORS
8.06 The accidental omission to give any notice to any shareholder or director or the non-receipt of any notice by any shareholder or director or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

NOTICE TO SHAREHOLDERS
8.07 All notices with respect to any shares registered in more than one name may, if more than one address appears on the central securities register of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

WAIVER OF NOTICE
8.08 Where a notice or document is required by any applicable legislation or by the Articles or By-Laws of the Corporation to be sent, the notice or the time for giving the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

8.09 Attendance of any director or shareholder at a meeting of directors or shareholders is a waiver of notice of such meeting, except where he attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.


                    BANK ACCOUNTS, CHEQUES, DRAFTS AND NOTES

BANK ACCOUNTS
9.01 The Corporation's bank accounts shall be kept in such chartered bank, trust company or other firm or corporation carrying on a banking business as the board of directors may by resolution from time to time determine.

CHEQUES
9.02 Cheques on bank accounts, drafts drawn or accepted by the Corporation, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, by such officer or officers, person or persons as the board of directors may by resolution from time to time name for that purpose.

9.03 Cheques, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of the Corporation's bank account by such officer or officers, person or persons, as the board of directors may by resolution from time to time name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Corporation's name.
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                            EXECUTION OF INSTRUMENTS

10.01 The President shall have the authority to sign in the name and on behalf of the Corporation all instruments in writing and any instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality.

10.02 The board of directors may from time to time by resolution appoint any other officer or officers or person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing.

10.03 The term "instruments in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities and all paper in writing.


                                  FISCAL YEAR

11.01 Until changed by resolution of the board of directors the fiscal year of the Corporation shall terminate on the 31st of December in each year.



The foregoing by-law is hereby passed by the directors of the Corporation as evidenced by the signatures hereto of all of the directors.


DATED this 2nd day of January 1996.

                                                /s/ PIERRE RIVARD
                                          ---------------------------------
                                          Pierre Rivard, Director

                                                /s/ BOYD J. TAYLOR
                                          ---------------------------------
                                          Boyd J. Taylor, Director

                                                /s/ JOSEPH CARGNELLI
                                          ---------------------------------
                                          Joseph Cargnelli, Director

The foregoing by-law is hereby confirmed by all of the shareholders entitled to vote at a a meeting of the shareholders of the Corporation as evidenced by the signatures hereto of all of the shareholders.


DATED this 2nd day of January 1996.



                                                /s/ PIERRE RIVARD
                                          ---------------------------------
                                          Pierre Rivard, Shareholder

                                                /s/ BOYD J. TAYLOR
                                          ---------------------------------
                                          Boyd J. Taylor, Shareholder

                                                /s/ JOSEPH CARGNELLI
                                          ---------------------------------
                                          Joseph Cargnelli, Shareholder

                                  BY-LAW NO. 2

           being a by-law to amend Paragraph 1.01 of By-law No. 1 of


                        SOCIETE HYDROGENIQUE INCORPOREE
                      HYDROGENICS CORPORATION INCORPORATED
                              (the "Corporation")


Paragraph 1.01 of By-law No. 1 relating to geographic location of registered office of the Corporation is hereby repealed in its entirety and the following provision is substituted therefor:

                               "REGISTERED OFFICE

1.01 Until changed in accordance with the Act, the registered office of the Corporation shall be in the place within Canada specified in the articles and at such location therein as the board may from time to time determine."

                                  BY-LAW NO. 3

           being a by-law to amend Paragraph 10.01 of By-law No. 1 of

                             HYDROGENICS CORPORATION
                            CORPORATION HYDROGENIQUE
                               (the "Corporation")

Paragraph 10.01 of By-law No. 1 is deleted in its entirety and the following provision is substituted therefor:

         "10.01 Any director or officer of the Corporation shall have the authority to sign in the name and on behalf of the Corporation all instruments in writing and any instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality."